Exhibit 10.17

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (this “Amendment”) is executed this 22nd day of September, 2004 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (“Landlord”), and CHARLES & COLVARD, LTD., a North Carolina corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 24, 2004, (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 16,517 rentable square feet (the “Leased Premises”) of the building (the “Building”) located at 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560, within Perimeter Park (the “Park”), as more particularly described in the Lease; and

WHEREAS, the costs of construction of the Tenant Improvements were increased by $31,226.00 due to Change Orders requested by Tenant. Landlord and Tenant desire to amortize the additional costs of the Tenant Improvements due to such Change Orders over the term of the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1.           Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.           The Lease is hereby amended to provide that Landlord shall amortize the amount of Thirty-One Thousand Two Hundred Twenty-Six and 00/100 Dollars ($31,226.00) over the initial Lease Term on a straight-line basis at an annual rate of zero percent (0%), which amortization payments in the amount of Three Hundred Seventy One and 74/100 Dollars ($371.74) shall be paid by Tenant commencing on the Commencement Date and monthly thereafter for the Lease Term as Additional Rent in the same manner as Monthly Rental Installments. Notwithstanding the foregoing, Tenant shall not be obligated to make such payments during the months in which Tenant receives free rent.

3.           All other terms and conditions as set forth in the Lease shall remain in effect during the Extension Term.

4.           Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

5.           Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6.           Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

7.           Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership

By:           Duke Realty Corporation,
its General Partner

By: /s/ illegible
Name: /s/ illegible
Title: SVP

TENANT:

CHARLES & COLVARD, LTD., a
North Carolina corporation

By:  /s/ James R. Braun

Printed:  James R. Braun

Title:  VP – Finance & C.F.O.

END OF EXECUTION SIGNATURES